Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on March 28, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3530539 (I.R.S. Employer Identification Number)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(201) 307-2000
(Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

J. Jeffrey Zimmerman, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Hertz Global Holdings, Inc.
225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(201) 307-2000
(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

With copies to:

Thomas A. Monson, Esq.
Michael T. Wolf, Esq.
Jenner & Block LLP
353 N. Clark Street
Chicago, IL 60654-3456

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee (1)(2)

Common Stock, $0.01 par value per share

(1)
An unspecified amount of common stock is being registered as may from time to time be sold at unspecified prices. Pursuant to Rule 416(a) under the Securities Act of 1933, the shares being registered hereunder also include such indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

PROSPECTUS

Hertz Global Holdings, Inc.
Common Stock

        The selling stockholders to be named in a prospectus supplement may offer and sell shares of the common stock of Hertz Global Holdings, Inc., which we refer to in this prospectus as "Hertz Holdings," from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

        Each time common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

        Investing in our common stock involves risks. See the section entitled "Risk Factors" on page 5 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

        The common stock of Hertz Holdings is listed on the New York Stock Exchange under the symbol HTZ. The last reported sale price of the common stock on the New York Stock Exchange on March 25, 2011 was $16.29 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2011.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "Commission" as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the "Securities Act," utilizing a "shelf" registration process. Under this shelf registration process, selling stockholders over time may offer and sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock selling stockholders may offer. Each time selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

        The rules of the Commission allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information."

        We have not authorized anyone to give you any information or to make any representations about our common stock or any offers by our selling stockholders other than those contained in the prospectus, applicable prospectus supplements, or any free writing prospectus prepared by us or any other information to which we have expressly referred you. If you are given any information or representation about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

        You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless the context otherwise requires, in this prospectus, (i) "Hertz Holdings" means Hertz Global Holdings, Inc., our top-level holding company, (ii) "Hertz" means The Hertz Corporation, our primary operating company and a direct wholly-owned subsidiary of Hertz Investors, Inc., which is wholly-owned by Hertz Holdings, (iii) "we," "us" and "our" mean Hertz Holdings and its consolidated subsidiaries, including Hertz, (iv) "HERC" means Hertz Equipment Rental Corporation, Hertz's wholly-owned equipment rental subsidiary, together with our various other wholly-owned international subsidiaries that conduct our industrial, construction and material handling equipment rental business, (v) "cars" means cars, crossovers and light trucks (including sport utility vehicles and, outside North America, light commercial vehicles), (vi) "program cars" means cars purchased by car rental companies under repurchase or guaranteed depreciation programs with car manufacturers, (vii) "non-program cars" mean cars not purchased under repurchase or guaranteed depreciation programs for which the car rental company is exposed to residual risk and (viii) "equipment" means industrial, construction and material handling equipment.

        Hertz Holdings was incorporated in Delaware in 2005 to serve as the top-level holding company for the consolidated Hertz business. Hertz was incorporated in Delaware in 1967. Hertz is a successor to corporations that have been engaged in the car and truck rental and leasing business since 1918 and the equipment rental business since 1965. Ford Motor Company, "Ford," acquired an ownership interest in Hertz in 1987. Prior to this, Hertz was a subsidiary of UAL Corporation (formerly Allegis Corporation), which acquired Hertz's outstanding capital stock from RCA Corporation in 1985.

ii

        On December 21, 2005, investment funds associated with or designated by:

  •
  Clayton, Dubilier & Rice, Inc., or "CD&R,"

  •
  The Carlyle Group, or "Carlyle," and

  •
  BAML Capital Partners, or "BAMLCP" (formerly known as Merrill Lynch Global Private Equity),

        or collectively the "Sponsors," acquired all of Hertz's common stock from Ford Holdings LLC. We refer to the acquisition of all of Hertz's common stock by the Sponsors as the "Acquisition." Following our initial public offering in November 2006 and subsequent offerings in June 2007, May 2009 and June 2009, the Sponsors currently own approximately 51% of the common stock of Hertz Holdings.

        In January 2009, Bank of America Corporation, or "Bank of America," acquired Merrill Lynch & Co., Inc., the parent company of BAMLCP. Accordingly, Bank of America is now an indirect beneficial owner of our common stock held by BAMLCP and certain of its affiliates.

iii

PROSPECTUS SUMMARY

        The following summary does not contain all the information that may be important to purchasers of our common stock. You should carefully read the entire prospectus and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus before making any investment decision.

Our Company

        We own what we believe is the largest worldwide airport general use car rental brand, operating from approximately 8,500 locations in 146 countries as of December 31, 2010. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. Hertz operates both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Australia, Asia and New Zealand. In addition, we have licensee locations in cities and airports in Africa and the Middle East. We are the only car rental company that has an extensive network of company-operated rental locations both in the United States and in all major European markets. We believe that we maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at the 83 major airports in Europe where we have company-operated locations and where data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 320 branches in the United States, Canada, France, Spain, Italy and China, as well as through our international licensees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs. Our revenues have grown at a compound annual growth rate of 4.7% over the last 20 years, with year-over-year growth in 16 of those 20 years.

Our Markets

        We operate in the global car rental industry and in the equipment rental industry.

Worldwide Car Rental

        We believe that the global car rental industry exceeds $35 billion in annual revenues. According to Auto Rental News, car rental revenues in the United States are estimated to be approximately $20 billion for 2010 and grew in 2010 by 2.5%. We believe car rental revenues in Europe account for approximately $15 billion in annual revenues, with the airport portion of the industry comprising approximately 40% of the total. Within Europe, the largest markets are France, Germany, Italy, the United Kingdom and Spain. We believe total rental revenues for the car rental industry in Europe in 2010 were approximately $11.8 billion in nine countries—France, Germany, Italy, the United Kingdom, Spain, The Netherlands, Switzerland, Belgium and Luxembourg—where we have company-operated rental locations and approximately $2.6 billion in eight other countries—Greece, Ireland, Portugal, Sweden, Norway, Denmark, Austria and Finland—where our brand is present through our licensees.

        We estimate that rentals by airline travelers at or near airports, or "airport rentals," accounted for approximately one-half of the total market in the United States in 2010. This portion of the market is significantly influenced by developments in the travel industry and particularly in airline passenger traffic, or "enplanements." We believe domestic enplanements increased in 2010 by approximately 0.4% and are expected to increase by 1.8% in 2011. The International Air Transport Association, or "IATA," projected in December 2010 that annual global enplanements would increase 5.2% in 2011.

        The off-airport portion of the industry has rental volume primarily driven by local business use, leisure travel and the replacement of cars being repaired. Because Europe has generally demonstrated a lower historical reliance on air travel, the European off-airport car rental market is significantly more developed than it is in the United States. However, we believe that in recent years, industry revenues from off-airport car rentals in the United States have grown faster than revenues from airport rentals.

Worldwide Equipment Rental

        We estimate the size of the U.S. equipment rental industry, which is highly fragmented with few national competitors and many regional and local operators, declined to approximately $28 billion in annual revenues for 2010 from approximately $29 billion in 2009, but the part of the rental industry dealing with equipment of the type HERC rents is somewhat smaller than that. We believe that the industry grew at a 1.7% compound annual growth rate between 2000 and 2010. Other market data indicates that the equipment rental industries in France, Spain, Italy and China generate approximately $4.5 billion, $2.5 billion, $2.1 billion and $5.1 billion in annual revenues, respectively, although the portions of those markets in which HERC competes are smaller.

        The equipment rental industry serves a broad range of customers from small local contractors to large industrial national accounts and encompasses a wide range of rental equipment from small tools to heavy earthmoving equipment. We believe U.S. non-residential construction spending decreased at an annual rate of 10% in 2010 but is projected to increase at an annual rate of 4% in 2011. We also believe that rental equipment accounted for approximately 40% of all equipment sold into the U.S. construction industry in 2010, up from approximately 5% in 1993. In addition, we believe that the trend toward rental instead of ownership of equipment in the U.S. construction industry will continue and that as much as 50% of the equipment used in the industry could be rental equipment by 2014.

*    *    *    *

        Hertz Holdings and Hertz are incorporated under the laws of the state of Delaware. Our corporate headquarters are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656. Our telephone number is (201) 307-2000.

RISK FACTORS

        Investing in our common stock involves substantial risk. You should carefully consider all the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in our common stock. In particular, we urge you to consider carefully the risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Certain statements contained in this prospectus and the documents incorporated herein by reference, including, without limitation, those concerning our liquidity and capital resources, include "forward looking statements" within the meaning of the Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as defined in the U.S. Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors, including, without limitation, those risks and uncertainties discussed in "Item 1A—Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010, could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward looking statements. Some important factors include:

  •
  levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets;

  •
  significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including on our pricing policies or use of incentives;

  •
  occurrences that disrupt rental activity during our peak periods;

  •
  our ability to achieve cost savings and efficiencies and realize opportunities to increase productivity and profitability;

  •
  an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

  •
  our ability to accurately estimate future levels of rental activity and adjust the size of our fleet accordingly;

  •
  our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness;

  •
  safety recalls by the manufacturers of our vehicles and equipment;

  •
  a major disruption in our communication or centralized information networks;

  •
  financial instability of the manufacturers of our vehicles and equipment;

  •
  any impact on us from the actions of our licensees, franchisees, dealers and independent contractors;

  •
  our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease);

  •
  shortages of fuel and increases or volatility in fuel costs;

  •
  our ability to successfully integrate future acquisitions and complete future dispositions;

  •
  our ability to maintain favorable brand recognition;

  •
  costs and risks associated with litigation;

  •
  risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt and increases in interest rates or in our borrowing margins;

  •
  our ability to meet the financial and other covenants contained in our Senior Credit Facilities, our outstanding unsecured Senior Notes and certain asset-backed and asset-based arrangements;

  •
  changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings;

  •
  changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates;

  •
  changes to our senior management team;

  •
  the effect of tangible and intangible asset impairment charges;

  •
  the impact of our derivative instruments, which can be affected by fluctuations in interest rates and commodity prices;

  •
  our exposure to fluctuations in foreign exchange rates; and

  •
  other factors discussed in this prospectus and in the documents incorporated by reference herein.

        In light of these risks, uncertainties and assumptions, the forward looking statements contained or incorporated by reference in this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of any shares of our common stock offered by any selling stockholder.

PLAN OF DISTRIBUTION

        The selling stockholders may sell the common stock covered by this prospectus from time to time in any of three ways (or in any combination):

  •
  to or through underwriters or dealers;

  •
  directly to one or more purchasers; or

  •
  through agents.

        The selling stockholders may distribute the common stock from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        Each time the selling stockholders offer and sell shares of our common stock covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms of the offering, including:

  •
  the name or names of the selling stockholders and the amounts to be sold by them;

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the common stock and the proceeds to the selling stockholders;

  •
  any over-allotment options under which underwriters may purchase additional common stock from the selling stockholders;

  •
  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  terms and conditions of the offering;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the common stock may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The selling stockholders may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        Underwriters, dealers or any other third parties described above may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters' or dealers' obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the common stock if they purchase any of the common stock, unless otherwise specified in the prospectus supplement. The selling stockholders may use underwriters with whom we or the selling stockholders have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        The selling stockholders may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Agents, dealers and underwriters may be entitled to indemnification by us or by selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        A prospectus supplement may be used for resales from time to time by any holder of our securities that may acquire such shares of common stock upon an in-kind distribution by any existing security holder of all or a portion of such existing security holder's shares to its limited and general partners. Such selling stockholders may include direct and indirect transferees, pledges, donees and successors of the selling stockholders. Further, a prospectus supplement may be used in connection with sales or resales by any general partner of a selling stockholder in connection with sales by such general partner for cash or subsequent transfers by such general partner to its limited partners of their ratable portion of the shares then owned by such general partner, together with resales of such shares by such limited partners.

        Selling stockholders may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately negotiated transactions. If selling stockholders so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, such third party may use securities pledged by selling stockholders or borrowed from selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from selling stockholders in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        Selling stockholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        Selling stockholders may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if selling stockholders default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

        Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' option to purchase additional securities option to purchase additional shares in the offering described above. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

        Similar to other purchase transactions, an underwriter's purchase to cover syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

        We, the selling stockholders and the underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the shares. If such transactions are commenced, they may be discontinued without notice at any time.

        The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Overview

        The amended and restated certificate of incorporation of Hertz Holdings, which we refer to in this prospectus as our "certificate of incorporation," authorizes 2,000,000,000 shares of common stock, par value $0.01 per share. As of February 28, 2011, we had outstanding 413,873,148 shares of common stock. In addition, our certificate of incorporation authorizes 200,000,000 shares of preferred stock, par value $0.01 per share, none of which has been issued or is outstanding. The following descriptions of our capital stock and provisions of our certificate of incorporation and by-laws are summaries of their material terms and provisions and are qualified by reference to our certificate of incorporation and by-laws, copies of which are filed as exhibits to our registration statement of which this prospectus is a part.

Common Stock

        Each holder of our common stock is entitled to one vote per share on all matters to be voted on by stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Any director may be removed only for cause, upon the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote for the election of the directors.

        The holders of our common stock are entitled to receive any dividends and other distributions that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Our ability to pay dividends on our common stock is subject to our subsidiaries' ability to pay dividends to us, which is in turn subject to the restrictions set forth in the instruments governing our indebtedness.

        Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and non-assessable. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

        Computershare Investor Services LLC is the transfer agent and registrar for our common stock.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "HTZ".

Preferred Stock

        Under our certificate of incorporation, our board of directors has the authority, without further vote or action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and to determine its voting powers, designations, preferences or other rights and restrictions. The issuance of preferred stock could adversely affect the rights of holders of common stock. We have no present plan to issue any shares of preferred stock.

Corporate Opportunities

        Our certificate of incorporation provides that our stockholders that are investment funds associated with or designated by the Sponsors have no obligation to offer us an opportunity to participate in business opportunities presented to the Sponsors or their respective officers, directors, agents, members, partners and affiliates even if the opportunity is one that we might reasonably have pursued, and that neither the Sponsors nor their respective officers, directors, agents, members, partners or affiliates will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company. Stockholders will be deemed to have notice of and have consented to this provision of our certificate of incorporation.

Change of Control Related Provisions of Our Certificate of Incorporation and By-Laws and Delaware Law

        A number of provisions in our certificate of incorporation and by-laws and under the Delaware General Corporation Law may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

  •
  enhance the likelihood of continuity and stability in the composition of our board of directors;

  •
  discourage some types of transactions that may involve an actual or threatened change in control of us;

  •
  discourage certain tactics that may be used in proxy fights;

  •
  ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of us and our stockholders; and

  •
  encourage persons seeking to acquire control of us to consult first with our board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

        Common Stock.    The remaining shares of our authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        Preferred Stock.    Our certificate of incorporation provides that our board of directors has the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Classified Board of Directors; Vacancies and Removal of Directors

        Our certificate of incorporation provides that our board of directors is divided into three classes whose members will serve three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation provides that directors may be removed only for cause at a meeting of stockholders upon the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote for the election of the director. Vacancies in our board of directors may be filled only by our board of directors. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors.

        These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Calling Stockholder Meetings; Action by Written Consent

        Our by-laws require advance notice for stockholder proposals and nominations for director. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Also, special meetings of the stockholders may only be called by the board of directors.

        In addition, our certificate of incorporation and our by-laws provide that action may be taken by written consent of stockholders only for so long as investment funds affiliated with or designated by the Sponsors collectively hold a majority of our outstanding common stock. If such funds no longer hold a majority of our outstanding common stock, any action taken by the stockholders must be effected at a duly called annual or special meeting, which may be called only by the board of directors. As of the date of this prospectus, the investment funds associated with or designated by the Sponsors hold approximately 51% of our outstanding common stock.

        These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Limitation of Liability of Directors; Indemnification of Directors

        Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Our certificate of incorporation provides that we are required to indemnify and advance expenses to our directors to the fullest extent permitted by law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our by-laws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest.

        In connection with our initial public offering in November of 2006, we entered into indemnification agreements with each of our directors. The indemnification agreements, as amended, provide the directors with contractual rights to the indemnification and expense advancement rights provided under our by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws

        The provisions of our certificate of incorporation governing, among other things, the removal of directors only for cause, the liability of directors, the elimination of stockholder actions by written consent upon investment funds affiliated with or designated by the Sponsors ceasing to collectively hold a majority of our outstanding common stock and the prohibition on the right of stockholders to call a special meeting may not be amended, altered or repealed unless the amendment is approved by the vote of holders of at least two-thirds of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. Certain provisions of our by-laws may be amended with the approval of the vote of holders of at least two-thirds of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that may have an anti-takeover effect.

Delaware Takeover Statute

        We have opted out of Section 203 of the Delaware General Corporation Law, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

Stockholders Agreement

        We are currently a "controlled company" within the meaning of the NYSE rules because investment funds associated with the Sponsors beneficially own over 50% of our outstanding common stock in the aggregate and are parties to the stockholders agreement with us. We are therefore not required to comply with certain corporate governance requirements of the NYSE. Under the stockholders agreement, these funds currently have the right to nominate all of our directors. The director nominees are to include three nominees of CD&R (one of whom shall serve as the Chairman or, if the Chief Executive Officer is the Chairman, the Lead Director), one nominee of Carlyle, one nominee of an affiliate of Carlyle and two nominees of ML Global Private Equity Fund, L.P. (a fund affiliated with BAMLCP), referred to as MLGPE, subject to adjustment in the case that the applicable investment fund sells more than a specified amount of its shareholdings in us, and up to six independent directors. In the event that we cease to be a controlled company, the stockholders agreement provides that if necessary to comply with NYSE rules, the director nominees of the investment funds associated with the Sponsors may be reduced, and additional independent directors will be elected by the board to fill resulting director vacancies, if any. In addition, under the NYSE rules, we will be required to (1) have a majority of independent directors on our board of directors within one year following our ceasing to be a controlled company; (2) create a Nominating and Governance Committee of our board of directors composed entirely of independent directors within one year following our ceasing to be a controlled company; and (3) cause our Compensation Committee to be composed entirely of independent directors within the same time period. In addition, the NYSE transition rules will require us to have at least one independent director on each of our Compensation Committee and Nominating and Governance Committee once we cease to be a controlled company, and a majority of these committees to be comprised of independent directors within 90 days following such event. We expect to amend our by-laws to reflect these changes in committee composition at or before the time when we will be required to comply fully with the NYSE corporate governance rules.

        The stockholders agreement also grants to CD&R, or to our board of directors with the approval of the majority of directors nominated by the investment funds associated with the Sponsors, the right to remove our Chief Executive Officer for so long as we remain a controlled company. Any replacement Chief Executive Officer requires the consent of CD&R as well as the approval of a majority of CD&R, Carlyle and MLGPE's director designees. In the event that we cease to be a controlled company, these funds have agreed under the stockholders' agreement to cause their director nominees to take or omit to take actions consistent with these rights, subject to compliance with such directors' fiduciary duties. The rights described above apply only for so long as the applicable funds maintain certain specified minimum levels of shareholdings. The stockholders agreement also includes tag-along rights, and restrictions on transfers of shares of our common stock owned by the investment funds associated with the Sponsors, in certain circumstances.

        In addition, the stockholders agreement limits the rights of the investment funds associated with the Sponsors that have invested in our common stock and their affiliates, subject to several exceptions, to own, manage, operate or control any of our competitors (as defined in the stockholders agreement). The stockholders agreement may be amended from time to time in the future to eliminate or modify these restrictions without our consent.

Registration Rights Agreement

        We are also party to the Registration Rights Agreement, dated as of December 21, 2005, as amended, with the investment funds associated with the Sponsors, referred to as the registration rights agreement. The registration rights agreement grants to certain of these funds the right to cause us, at our own expense, to use our best efforts to register shares of our common stock held by the investment funds associated with the Sponsors for public resale, subject to certain limitations. The exercise of this right is limited to three requests by the group of funds associated with each Sponsor, except for registrations effected pursuant to Form S-3, which are unlimited, subject to certain limitations, if we are eligible to use Form S-3. In the event we register for sale any of our common stock, these investment funds also have the right to require us to use our best efforts to include shares of our common stock held by them, subject to certain limitations, including as determined by the underwriters. The registration rights agreement also provides for us to indemnify the investment funds associated with the Sponsors and their affiliates in connection with the registration of our securities.

VALIDITY OF THE SHARES

        Unless we state otherwise in the applicable prospectus supplement, the validity of the common stock being offered by this prospectus will be passed upon for us by Jenner & Block LLP.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information about us and our common stock, we refer you to the registration statement and to its exhibits and schedules. With respect to statements in this prospectus about the contents of any contract, agreement or other document, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.

        In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act (File No. 001-33139). You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us that file electronically with the SEC. The address of the site is http://www.sec.gov. Our website address is http://www.hertz.com. The information on our website is not a part of this registration statement/prospectus.

        You can also inspect reports, proxy statements and other information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The rules of the Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission, to the extent incorporated into this prospectus, will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Commission on February 25, 2011;

  •
  the portion of our Current Report on Form 8-K filed with the Commission on January 25, 2011 appearing under the caption Item 5.02(b);

  •
  our Current Report on Form 8-K filed with the Commission on January 27, 2011;

  •
  our Current Report on Form 8-K filed with the Commission on March 4, 2011;

  •
  our Current Report on Form 8-K filed with the Commission on March 8, 2011;

  •
  our Current Report on Form 8-K filed with the Commission on March 17, 2011;

  •
  our Proxy Statement on Schedule 14A for our 2010 annual meeting of stockholders filed with the Commission on April 9, 2010;

  •
  description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A dated November 8, 2006 (File No. 001-33139) filed with the Commission on November 8, 2006; and

  •
  all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K), after the date of this prospectus.

        You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the Commission.

        You can obtain any of the filings incorporated by reference in this prospectus through us or from the Commission through Commission's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Investor Relations (telephone (201) 307-2100).

P R O S P E C T U S

Common Stock

Hertz Global Holdings, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated fees and expenses (except for the Securities and Exchange Commission registration fee, which will be calculated and paid in accordance with Rule 457(r) under the Securities Act of 1933, as amended) expected to be incurred by the registrant in connection with the registration of the common stock:

SEC registration fee	*
FINRA filing fee	**
Printing and engraving costs	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**
Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

        Article Fifth, Sections (h) and (i) of the registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and that the registrant may indemnify directors and officers of the registrant to the fullest extent permitted by the DGCL.

        Section 6.01 of the registrant's Amended and Restated By-Laws provides that: the registrant shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "proceeding"), by reason of the fact that he or she is or was or has agreed to become a director or officer of the registrant, or while serving as a director or officer of the registrant, is or was serving or has agreed to serve at the request of the registrant as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of an action or suit by or in the right of the registrant to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of the By-Laws, the registrant shall not be obligated to indemnify a director or officer of the registrant in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized in the specific case by the board of directors.

        The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        The registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur.

        In connection with its initial public offering in November of 2006, the registrant entered into indemnification agreements with each of its directors. The indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under the registrant's by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        The following exhibits are included as exhibits to this Registration Statement.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc. (incorporated by reference to the exhibit of the same number to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139) for the fiscal year ended December 31, 2006)
3.2
Amended and Restated By-Laws of Hertz Global Holdings, Inc., effective August 12, 2009 (incorporated by reference to Exhibit 3.1.1 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139) for the quarterly period ended September 30, 2009)
4.11
Registration Rights Agreement, dated as of December 21, 2005, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC-Hertz Partners, L.P. (incorporated by reference to the exhibit of the same number to Amendment No. 3 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782) filed on October 23, 2006)
4.12
Amendment No. 1, dated as of November 20, 2006, to the Registration Rights Agreement, dated as of December 21, 2005, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l SICAR, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC- Hertz Partners, L.P. (incorporated by reference to the exhibit of the same number to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139) for the fiscal year ended December 31, 2006)
4.14
Form of Stock Certificate (incorporated by reference to the exhibit of the same number to Amendment No. 6, filed on November 7, 2006, to the registrant's Registration Statement on Form S-1 (File No. 333-135782))
5.1		Opinion of Jenner & Block LLP
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of Jenner & Block LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (included in signature pages hereto)

*
To be filed by amendment or as an exhibit to a docoument to be incorporated by reference herein if the common stock is sold through one or more underwriters.

ITEM 17.    UNDERTAKINGS

Rule 415 Offering

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Filings Incorporating Subsequent Exchange Act Documents by Reference

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SEC Position on Indemnification for Securities Act Liabilities

        Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Hertz Global Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on March 28, 2011.

HERTZ GLOBAL HOLDINGS, INC.
By:	/s/ ELYSE DOUGLAS
Name: Elyse Douglas Title: Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Elyse Douglas, R. Scott Massengill and J. Jeffrey Zimmerman, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any new registration statement with respect to the offering contemplated hereby filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 28, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ GEORGE W. TAMKE George W. Tamke	Lead Director
/s/ MARK P. FRISSORA Mark P. Frissora	Chief Executive Officer and Chairman of the Board of Directors
/s/ ELYSE DOUGLAS Elyse Douglas	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

Signature	Title

/s/ JATINDAR S. KAPUR Jatindar S. Kapur	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)
/s/ NATHAN K. SLEEPER Nathan K. Sleeper	Director
/s/ DAVID H. WASSERMAN David H. Wasserman	Director
/s/ BRIAN A. BERNASEK Brian A. Bernasek	Director
/s/ GREGORY S. LEDFORD Gregory S. Ledford	Director
/s/ ANGEL L. MORALES Angel L. Morales	Director
/s/ ROBERT F. END Robert F. End	Director
/s/ BARRY H. BERACHA Barry H. Beracha	Director
/s/ CARL T. BERQUIST Carl T. Berquist	Director
/s/ MICHAEL J. DURHAM Michael J. Durham	Director
/s/ HENRY C. WOLF Henry C. Wolf	Director

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc. (incorporated by reference to the exhibit of the same number to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139) for the fiscal year ended December 31, 2006)
3.2
Amended and Restated By-Laws of Hertz Global Holdings, Inc., effective August 12, 2009 (incorporated by reference to Exhibit 3.1.1 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139) for the quarterly period ended September 30, 2009)
4.11
Registration Rights Agreement, dated as of December 21, 2005, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC-Hertz Partners, L.P. (incorporated by reference to the exhibit of the same number to Amendment No. 3 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782) filed on October 23, 2006)
4.12
Amendment No. 1, dated as of November 20, 2006, to the Registration Rights Agreement, dated as of December 21, 2005, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l SICAR, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC- Hertz Partners, L.P. (incorporated by reference to the exhibit of the same number to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139) for the fiscal year ended December 31, 2006)
4.14
Form of Stock Certificate (incorporated by reference to the exhibit of the same number to Amendment No. 6, filed on November 7, 2006, to the registrant's Registration Statement on Form S-1 (File No. 333-135782))
5.1		Opinion of Jenner & Block LLP
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of Jenner & Block LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (included in signature pages hereto)

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein if the common stock is sold through one or more underwriters.